Exhibit 10.4

SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

THIS SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE (“Agreement”) is entered into as of December 29, 2022, by and among EZ CLONE Enterprises, Inc. (“EZ CLONE”), William Blackburn (“Blackburn”) and Growlife, Inc. (“Defendant”), and summarizes the principal terms of the proposed settlement of the EZ Clone Litigation (as hereinafter defined). EZ CLONE, Blackburn and Defendant shall sometimes be collectively referred to herein as the “Parties”.

PREAMBLE: In or about October 2018 Blackburn and Bradley Mickelson (collectively, “Plaintiffs”) on the one hand and Defendant on the other hand entered into a Securities Purchase Agreement (the “SPA”), providing for, in summary, Defendant’s acquisition of 100% of the issued and outstanding shares of EZ CLONE (the “Shares”). The SPA provided that Defendant was to acquire the Shares in two tranches, with the first involving the sale of 51% of the Shares (the “51% Shares”) and the second involving the remaining 49%. A dispute arose regarding the rights and obligations of the Parties under the SPA and Plaintiffs filed a lawsuit initially in state court which was eventually removed to the United States District Court Eastern District of Sacramento Case Number 2:20-CV-01855-MCE-CKD (the “Complaint”). Defendant filed a counterclaim to the Complaint which also named EZ CLONE as a counter-defendant (the “Counterclaim”). The Complaint and Counterclaim shall be referred to herein as the “EZ CLONE Litigation”. The Parties now wish to settle the matters raised in the EZ-CLONE Litigation as set forth in this Agreement.

1.	Disputes.

The Parties recognize that there are several disputes and potential disputes among them relating to or arising from the EZ CLONE Litigation. The Parties intend to settle, compromise, and finally and fully resolve all the disputes and potential disputes between them pursuant to the terms and conditions of this Agreement.

2.	Consideration.

As an express condition to, and with the additional consideration of the mutual releases granted herein, the Parties hereto hereby agree to the following additional consideration which by agreement of the parties is deemed performed and complete as of December 31, 2022.

(a)	EZ CLONE hereby provides the following additional consideration:

(i)	the assumption all obligations of Defendant under the lease for the real property on which EZ CLONE conducts its business;

(ii)	Cooperate with Defendant to strike an agreement with the present landlord to remove Defendant’s name from the lease and thereby eliminate all liability Defendant may face under the lease terms.

(b)	Defendant shall provide the following additional consideration:

(i)	From its ownership of 26,010 shares (51% of Defendant’s EZ CLONE’S of common stock in EZ CLONE, transfer 8,500 shares to EZ CLONE common stock to EZ CLONE which shall then be cancelled by EZ CLONE;

(ii)	Transfer to William Blackburn 8,160 shares (16% pre-cancellation of EZ CLONE’s shares) of EZ CLONE common stock. Blackburn understands that the intention of the transfer is for Defendant to send an adequate amount of common stock to reduce Defendant’s ownership of EZ CLONE common stock to less than 20% of the total common stock issued and outstanding. Blackburn understands the final number of total shares transferred may need to be amended to accomplish this goal but only if the remaining total number of shares owned by Defendant is greater than 20% of the total common stock shares issued and outstanding by EZ CLONE.

(iii)	Transfer to William Blackburn 1,020 shares of EZ CLONE common stock in exchange for his cooperation and participation in assisting Defendant to achieve its removal from any and all liability under the lease to be assumed by EZ CLONE.

(iii)	Defendant further authorizes EZ CLONE to take all steps necessary to update and correct the EZ CLONE stock ledger, and to issue, modify, or cancel certificates to properly document the ownership percentages set forth in the Settlement Agreement.

(c)	Plaintiff William Blackburn shall dismiss his complaint against Defendant, and Defendant shall dismiss its Counterclaim against William Blackburn and EZ CLONE. The parties are unsure if the Court, by reason of the existing Temporary Restraining Order, will require any more than the standard approval of the request to enter a dismissal. Should additional approval be required by the Court or requested by the only remaining party, Plaintiff Bradley Mickelson, whether through a motion or any other court proceeding, this additional court approval will be considered by agreement among the parties, a condition subsequent to this Agreement. Additionally, as a condition subsequent, this additional step will not, should it occur, impact or alter in any manner the effective date of this Agreement.

(d)	Defendant shall provide EZ CLONE with an accounting of in excess of $900,000 in expenses which Defendant incurred during the time period commencing January 1, 2019, and ending upon execution of this Agreement and which Defendant did not deduct on its tax returns, as these expenses should properly be allocated to EZ CLONE. This allocation shall include the timing and express purpose of each expense.

(e)	Anti-Dilution. For a period of 5 years beginning with the execution of this Agreement, in the event that any change in the outstanding Shares of EZ CLONE Common Stock (including an exchange of Common Stock for stock or other securities of another corporation) occurs by reason of a Common Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of Shares or other similar corporate changes, other than for consideration received by EZ CLONE therefor, the number of Shares owned by Defendant hereunder as of the conclusion of the application of the provisions herein shall be appropriately adjusted by EZ CLONE. EZ CLONE shall meet and confer with Defendant or submit the matter to mediation and then arbitration to determine whether such change equitably requires a change in the number or type of Shares held by/owned by Defendant.; provided, however that fractional Shares shall be rounded to the nearest whole share. In the event of any other change in the Common Stock, EZ CLONE shall meet and confer with Defendant or submit the matter to mediation and then arbitration to determine whether such change equitably requires a change in the number or type of Shares held by/owned by Defendant.

(f)	The Parties understand that Defendant’s shares of EZ CLONE are not presently free and clear of prior security interests. Defendant agrees, warrants, and represents that on or before March 31, 2023, it will obtain all necessary approvals from its lenders, creditors, and holders of any of Defendant’s securities or debt, for the transfer of EZ CLONE stock contemplated by this Agreement. Defendant shall indemnify, defend, and hold Blackburn and EZ CLONE harmless from any claim by any of its lenders, equity holders, shareholders, or other persons or entities claiming an interest in EZ CLONE stock or assets by way of an agreement with Defendant.

3.	Dismissal with Prejudice/Covenant Not to Sue.

Contemporaneously with the execution of this Agreement, counsel for EZ CLONE and Blackburn on the one hand and Defendant on the other hand shall dismiss with prejudice the Complaint and related Counterclaim; the parties understanding that this Agreement is to be in full settlement of the matters raised in the EZ CLONE Litigation other than any specific claims Plaintiff Mickelson may hold against Defendant or which Defendant may hold against Mickelson. Should the Parties hereto be required to pursue a designation of good faith settlement as related to this dismissal or should such a determination be necessary to achieve the benefits as defined by this Agreement, the Parties agree to cooperate in the filing of and best efforts to obtain a good faith settlement designation.

4.	Mutual Releases.

(a)       Defendant Release. Defendant and each of its current and former subsidiaries affiliates, related entities, and each of its and their officers, directors, attorneys, managers, members, stockholders, fiduciaries, predecessors, successors, employees, agents, and assigns, with the express exclusion of Bradley Mickelson, fully and forever releases and discharge: (i) Blackburn and his heirs, partners, joint venturers, , entities, legatees, executors, administrators, relatives, spouse, assigns, attorneys, trustees, successors, lenders, accountants, and insurers (collectively, “Defendant Releasees”), with respect to any and all claims, liabilities and causes of action, of every nature, kind and description, in law, equity or otherwise, relating to or arising from the EZ CLONE Litigation, which have arisen, occurred or existed at any time before the execution of this Agreement and (ii) EZ CLONE and each of its current and former subsidiaries, affiliates, related entities, and each of its and their officers, directors, attorneys, accountants, managers, members, stockholders, fiduciaries, predecessors, successors, employees, agents and assigns, with the express exclusion of Bradley Mickelson, with respect to any and all claims, liabilities and causes of action, of every nature, kind and description, in law, equity or otherwise, relating to or arising from the EZ CLONE Litigation, which have arisen, occurred or existed at any time before the execution of this Agreement.

(b)       EZ CLONE and Blackburn Release. Blackburn for himself and his heirs, partners, joint venturers, , entities, legatees, executors, administrators, relatives, spouse, assigns, attorneys, trustees, successors, lenders, accountants, and insurers, and EZ CLONE for itself and each of its current and former subsidiaries, affiliates, related entities, and each of its and their officers, directors, attorneys, accountants, managers, members, stockholders, fiduciaries, predecessors, successors, employees, agents and assigns, fully and forever releases and discharges Defendant and each of its current and former subsidiaries, affiliates, related entities, and each of its and their officers, directors, attorneys, accountants, managers, members, stockholders, fiduciaries, predecessors, successors, employees, agents and assigns, (collectively, “EZ CLONE Releasees”), with respect to any and all claims, liabilities and causes of action, of every nature, kind and description, in law, equity or otherwise, relating to or arising from the EZ CLONE Litigation, which have arisen, occurred or existed at any time before the execution of this Agreement.

5.	Waiver of Civil Code Section 1542.

Each of Blackburn, EZ CLONE and Defendant expressly waive any and all rights and benefits conferred upon it/him/her by Section 1542 of the Civil Code of the State of California, which states as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

The Parties agree that they will not use any substantially similar common law principle or other federal or state statute to defeat the intent of this Section 5. and to that extent the Parties waive any such substantially similar common law principle.

6.	Release Applies To All Claims.

(a)	Plaintiff Blackburn and EZ CLONE expressly agree and understand that the release granted by them pursuant to this Agreement applies to all unknown, unsuspected, and unanticipated claims, liabilities, and causes of action which they may have against Defendant Releasees, and this release shall be fully effective even in the event that Plaintiff Blackburn and/or EZ CLONE hereafter discover facts in addition to, or different from, those which they now know or believe to be true.

(b)	Defendant expressly agrees and understands that the release given by it pursuant to this Agreement applies to all unknown, unsuspected, and unanticipated claims, liabilities, and causes of action which it may have against EZ CLONE Releasees and EZ CLONE, and this release shall be fully effective even in the event that the Defendant hereafter discover facts in addition to, or different from, those which they now know or believe to be true.

7.	No Prior Assignment of Claims.

Other than as set forth in this Agreement, each Party hereby represents and warrants to the other that she/he/it has not sold, assigned, conveyed, pledged, encumbered, or otherwise in any way transferred to any person or entity any interest in the rights, claims, or causes of action he/it is releasing in this Agreement.

8.	No Disparagement.

Each party agrees to use reasonable best efforts to not make any voluntary statements, written or verbal, or cause or encourage others to make any such statements that defame, disparage or in any way criticize the reputation, business practices or conduct of the other party.

9.	Entire Agreement.

This Agreement contains the entire understanding and agreement between the Parties with respect to the matters referred to herein and supersedes any and all prior and contemporaneous commitments, undertakings and agreements, whether written or oral. The Parties further acknowledge and agree that parole evidence shall not be required to interpret the intent of the parties. No other representations, covenants, undertakings, or other prior or contemporary agreements, whether oral or written, respecting such matters, which are not specifically incorporated herein, shall be deemed in any way to exist or bind any of the Parties. The Parties acknowledge that each party has not executed this Agreement in reliance on any other promise, representation, or warranty.

10.	Facilitation.

Each Party hereto agrees to execute and perform such other documents and acts as are reasonably required in order to facilitate the terms of this Agreement, and the intent thereof, and to cooperate in good faith in order to effectuate the provisions of this Agreement Release.

11.	Reasonableness.

The Parties acknowledge that that the terms and conditions of this Agreement are reasonable and this Agreement is valid and enforceable.

12.	Waiver, Amendment, and Modification of Agreement.

The Parties agree that no waiver, amendment, or modification of any of the terms and/or conditions of this Agreement shall be effective unless in writing and signed by all Parties affected by such waiver, amendment, or modification. No waiver of any term, condition or default of any term of this Agreement shall be construed as a waiver of any other term, condition, or default.

13.	Counterparts and Notice.

This Agreement may be signed in counterparts each of which shall be deemed an original and shall constitute one binding and legally enforceable instrument. Electronic delivery of signed counterparts shall be deemed valid delivery for all purposes. In the event notice needs to be provided hereunder the following email addresses shall be used:

If to Blackburn (or any of Blackburn’s agents/broker) to:

____________________

With a copy to:

____________________

If to Defendants:

____________________

With a copy to:

____________________

mailto: If to EZ CLONE:

____________________

With a copy to:

____________________

14.	Attorneys’ Fees and Costs.

Each Party shall be responsible for their own legal fees and costs with respect to this Agreement, the EZ CLONE litigation, and all claims and assertions made in the EZ CLONE litigation or released under this Agreement and resolution thereof, including but not limited to those incurred in connection with the negotiation, preparation and entering into of this Agreement. In any action to enforce this Agreement, the prevailing party shall be entitled to recover its reasonable fees and costs incurred in connection with the action to enforce the Agreement.

15.	Venue.

Any controversy or claim between the Parties or their respective releasees, including any claims for interpretation or breach of this Agreement, shall be resolved before the court and judge to which the EZ Clone Litigation generally known as United States District Court Eastern District of Sacramento Case Number 2:20-CV-01855-MCE-CKD has been assigned.

16.	California Law.

This Agreement and its terms shall be governed by and construed under California law without regard for conflict of law.

17.	No Coercion.

Each Party acknowledges that they have read this Agreement carefully and understand the import and substance of each and all of the terms set forth herein. Each Party acknowledges that they are entering this Agreement voluntarily, without any coercion, and based upon their own judgment.

18.	No Presumption from Drafting.

Given that the Parties have had the opportunity to draft, review, and edit the language of this Agreement, no presumption for or against any Party arising out of drafting all or any part of this Agreement will be applied in any action involving this Agreement. Accordingly, the Parties hereby waive the benefit of any federal, state or local law or regulation providing that in cases of uncertainty, language of a contract should be interpreted against the party who caused the uncertainty to exist. This Agreement is the product of a negotiated and bargained for exchange of mutual valuable consideration.

19.	Covenant Not To Sue.

The Parties agree that they shall not encourage, solicit, initiate, institute, commence, continue, file, or otherwise prosecute, whether directly or indirectly, or through a third party, any action, lawsuit, cause of action, claim, demand, or legal proceedings for or arising out of or relating to any claim, etc. released hereby. Notwithstanding anything herein to the contrary, a Party is allowed to commence an action to enforce the terms of the Agreement.

20.	Severability.

This Agreement is severable. If any portion(s) of this Agreement is/are found to be unenforceable, the remaining portions of this Agreement shall be enforced to the maximum extent possible, the unenforceable portion will not affect the enforceability of the remaining provisions, and the courts may enforce all remaining provisions to the extent permitted by law.

21.	Effect of Settlement.

The Parties each acknowledge and agree (a) that the terms specified in this Agreement are a full and complete compromise of matters involving disputed issues of law and fact; (b) that neither any party’s agreement to these terms nor any party’s statement made during the negotiations for this Settlement Agreement and Mutual General Release shall be considered, nor shall they be, admissions by any party hereto; and (c) that no past or present wrongdoing shall be implied or claimed on the part of the parties to this Agreement.

22.	No Admissions by Parties.

Nothing contained in this Agreement is intended to, or shall be deemed or construed to, be an admission by any party hereto, for any liability whatsoever, to any or all of the parties, except as may be otherwise expressly provided for in this Settlement Agreement and Mutual General Release.

23.	Time Is Of The Essence.

Time is of the essence for the performance of each and every covenant and the satisfaction of each and every condition contained in this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Settlement Agreement and General Mutual Release to be effective as of the date set forth at the beginning of this Agreement.

WILLIAM BLACKBURN

By:  /s/William Blackburn

William Blackburn, an individual

EZ CLONE ENTERPRISES, INC.

By:  /s/William Blackburn

William Blackburn

Its: CEO

GROWLIFE, INC.

By:  /s/Dave Dohrmann

Dave Dohrmann

Its: CEO